UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 27, 2005

Republic Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14267	65-0716904

(Commission File Number)	(IRS Employer Identification No.)

110 SE 6th Street, 28th Floor, Fort Lauderdale, Florida	33301

(Address of Principal Executive Offices)	(Zip Code)

(954) 769-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

     On January 27, 2005, upon recommendation of its Compensation Committee, the Board of Directors of Republic Services, Inc. (the “Company”) established the Deferred Compensation Savings Program (the “DCSP”) for its executive officers. The DCSP was established under the Company’s Deferred Compensation Plan, as amended and restated on November 1, 2003, a copy of which is attached as Exhibit 10.1 to this Form 8-K and the terms of which are hereby incorporated herein by reference (the “Plan”). Pursuant to the DCSP, the Company may make, at the discretion of the Compensation Committee, contributions from time to time, but not more than once per year, into accounts maintained on behalf of the Company’s executive officers. The accounts maintained in the DCSP will be separate from the accounts currently maintained for each executive officer under the Plan. Participants in the DCSP are eligible to receive distributions at age 65, or alternatively at age 55 provided the participant has been employed by the Company for at least six years. For those participants that are currently aged 55 or older and that have been employed by the Company for at least six years, the contributions vest one-third each year beginning one year after the date of contribution, with full vesting occurring on the third anniversary of the date of grant.

     In response to the recently enacted requirements of Section 409A of the Internal Revenue Code, the Company has adopted a new deferred compensation plan. The new plan document will not be finalized until the IRS releases its further guidance on the new requirements, which it has indicated would be available later in 2005. Until such time, awards made under the Plan after December 31, 2004, including those listed above, are deemed to have been granted under the new plan in accordance with the initial guidance released by the IRS in Notice 2005-1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Republic Services, Inc. Deferred Compensation Plan as Amended and Restated November 1, 2003

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SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 1, 2005	REPUBLIC SERVICES, INC.
	By:	/s/ Tod C. Holmes
Tod C. Holmes
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description
10.1	Republic Services, Inc. Deferred Compensation Plan as Amended and Restated November 1, 2003

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